-4-
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 1998

                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

         Colorado                         333-1173                84-0467907
(State or other jurisdiction    (Commission File          (IRS Employer
 of incorporation)                    Number)                Identification No.)

8515 East Orchard Road, Englewood, Colorado               80111
(Address of principal executive offices)                             (Zip Code)

(303) 689-3000
(Registrant's telephone number, including area code)

--------------------------------------------------------------
(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

On April 29, 1998, Great-West Life & Annuity Insurance Company ("GWL&A") entered into a Stock Purchase Agreement (the "Agreement") with Anthem Companies, Inc. ("Anthem"). The Agreement provides that, subject to the satisfaction of the terms and conditions therein, including federal and state regulatory approvals, GWL&A will purchase all of the outstanding shares of Anthem's subsidiary, Anthem Health & Life Insurance Company ("AHLIC") of Piscataway, New Jersey. It is intended that the transaction will close on or about June 30, 1998.

The purchase price for the AHLIC shares will be based on the adjusted book value of AHLIC at closing, currently estimated to be approximately $100,000,000. The purchase price is subject to certain post-closing adjustments.

As part of the transaction, Anthem will cause certain business to be transferred to AHLIC, including certain group life and health business of two of Anthem's subsidiaries - Anthem Life Insurance Company, a Texas company, and Anthem Life Insurance Company of California, a California company. In addition, under a separate agreement to be entered into at or prior to closing, GWL&A or its subsidiary will reinsure certain business of Anthem's affiliate, Anthem Health & Life Insurance Company of New York.

On April 29, 1998, GWL&A issued a press release announcing the execution of the Agreement. A copy of the press release is filed as an exhibit hereto and is incorporated by reference herein.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 1998

                                                   GREAT-WEST LIFE & ANNUITY
                                                   INSURANCE COMPANY

                                                   By:_/s/ Mitchell T.G. Graye__

                                                   Name: Mitchell T.G. Graye

                                                   Title: Senior Vice President,
                                                         Chief Financial Officer